Exhibit (h)(115)

AMENDED & RESTATED

APPENDIX A

TO THE SHAREHOLDER SERVICING AGREEMENT

This Amended and Restated Appendix A, as amended May 18, 2017 (“Appendix A”), to the Shareholder Servicing Agreement dated November 13, 2008 and as amended May 22, 2012 (the “Agreement”), is effective as of May 18, 2017, and supersedes any prior Appendix A to the Agreement.

Ivy Advantus Bond Fund

Ivy Advantus Real Estate Securities Fund

Ivy Apollo Multi-Asset Income Fund

Ivy Apollo Strategic Income Fund

Ivy Asset Strategy Fund

Ivy Balanced Fund

Ivy California Municipal High Income Fund

Ivy Core Equity Fund

Ivy Crossover Credit Fund

Ivy Cundill Global Value Fund

Ivy Dividend Opportunities Fund

Ivy Emerging Markets Equity Fund

Ivy Energy Fund

Ivy European Opportunities Fund

Ivy Global Bond Fund

Ivy Global Equity Income Fund

Ivy Global Growth Fund

Ivy Global Income Allocation Fund

Ivy Government Money Market Fund

Ivy High Income Fund

Ivy IG International Small Cap Fund

Ivy International Core Equity Fund

Ivy Large Cap Growth Fund

Ivy LaSalle Global Real Estate Fund

Ivy LaSalle Global Risk-Managed Real Estate Fund

Ivy Limited-Term Bond Fund

Ivy Managed International Opportunities Fund

Ivy Micro Cap Growth Fund

Ivy Mid Cap Growth Fund

Ivy Mid Cap Income Opportunities Fund

Ivy Municipal Bond Fund

Ivy Municipal High Income Fund

Ivy Natural Resources Fund

Ivy Pictet Emerging Markets Local Currency Debt Fund

Ivy Pictet Targeted Return Bond Fund

Ivy PineBridge High Yield Fund

Ivy ProShares Interest Rate Hedged High Yield Index Fund

Ivy ProShares MSCI ACWI Index Fund

Ivy ProShares Russell 2000 Dividend Growers Index Fund

Ivy ProShares S&P 500 Bond Index Fund

Ivy ProShares S&P 500 Dividend Aristocrats Index Fund

Ivy Science and Technology Fund

Ivy Small Cap Core Fund

Ivy Small Cap Growth Fund

Ivy Tax-Managed Equity Fund

Ivy Value Fund